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                                    Exhibit D

                             Joint Filing Agreement



         The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock, $.001 par value, of Hauser, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated: June 18, 1999



                                           ZUELLIG GROUP N.A., INC.



                                           By:/s/ Harvey L. Sperry
                                              -----------------------
                                              Harvey L. Sperry
                                              Attorney-in-Fact



                                           ZUELLIG BOTANICALS, INC.



                                           By:/s/ Harvey L. Sperry
                                              -----------------------
                                              Harvey L. Sperry
                                              Attorney-in-Fact



                                           ZATPACK INC.



                                           By:/s/ Harvey L. Sperry
                                              -----------------------
                                              Harvey L. Sperry
                                              Attorney-in-Fact





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